Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Results for First Quarter 2021

May 13, 2021

•Membership as of March 31, 2021 of 542,220, a 28.9% increase YoY
•For the quarter ended March 31, 2021:
◦Direct policy premiums of $820.8 million, a 43.5% increase YoY
◦Premiums earned of $368.5 million, a 332.5% increase YoY
◦Medical Loss Ratio of 74.4%, improved 670 bps YoY
◦InsuranceCo Administrative Expense Ratio of 19.8%, improved 380 bps YoY
◦InsuranceCo Combined Ratio of 94.2%, improved 1040 bps YoY
◦Net loss of $(87.4) million, improved $9.5 million YoY and Adjusted EBITDA of $(26.3) million, improved $59.9 million YoY

New York, NY, May 13, 2021 - Health insure-tech company Oscar Health, Inc. (NYSE: OSCR) today announced its financial results for the three months ended March 31, 2021.

“Our first quarter results show that our model is delivering value to the market, our provider partners and to our members,” said Mario Schlosser, CEO and Co-Founder of Oscar. “We achieved very attractive first quarter growth, while simultaneously lowering our medical loss ratio and administrative cost ratio year-over-year. This trend, coupled with the recent launch of +Oscar, positions our company well for continued sustainable growth and improving profitability.”

Total direct policy premiums were $820.8 million in the quarter, up 43.5% year-over-year (“YoY”), driven primarily by higher membership growth in existing and new states and business mix shifts. Premiums earned in the quarter were up 332.5% YoY, driven both by membership growth and lower quota share cession rates in 2021.

Oscar’s InsuranceCo Combined Ratio, which is the sum of its Medical Loss Ratio (“MLR”) and the InsuranceCo Administrative Expense Ratio, improved 1040 bps YoY to 94.2% reflecting a consolidated profit across the insurance companies. Oscar’s MLR improved 670 bps YoY, driven by the absence of reserve increases that occurred in the quarter ended March 31, 2020 and a modest benefit from favorable prior period development in the quarter ended March 31, 2021. The InsuranceCo Administrative Expense Ratio improved by 380 bps YoY, driven by operating leverage, scale efficiencies from our tech stack, and the repeal of the health insurer fee (“HIF”).

Net loss was $(87.4) million in the quarter, an improvement of $9.5 million YoY and Adjusted EBITDA loss was $(26.3) million, an improvement of $59.9 million YoY.

Key Metrics and Non-GAAP Financial Metrics
	Three Months Ended March 31,
	2021	2020
Members	542,220	420,552
Direct Policy Premiums (in thousands)	$820,814	$572,011
Medical Loss Ratio	74.4%	81.1%
InsuranceCo Administrative Expense Ratio	19.8%	23.6%
InsuranceCo Combined Ratio	94.2%	104.6%
Adjusted EBITDA(1) (in thousands)	$(26,258)	$(86,168)
1.Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Metrics - Adjusted EBITDA” in this release for a reconciliation to net loss, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

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Membership by Offering

	As of
	March 31, 2021	March 31, 2020
Individual and Small Group	535,001	418,924
Medicare Advantage	3,628	1,628
Cigna + Oscar(1)	3,591	—
Total Members	542,220	420,552
1.Represents total membership for Oscar’s co-branded partnership with Cigna.

Full Year 2021 Outlook
	Low	High
Direct and Assumed Policy Premiums (in thousands)	$3,075,000	$3,175,000
Medical Loss Ratio	84.0%	86.0%
InsuranceCo Administrative Expense Ratio	22.5%	23.5%
InsuranceCo Combined Ratio	107.0%	109.0%
Adjusted EBITDA(1) (in thousands)	$(380,000)	$(350,000)
1.Oscar has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because Oscar is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expense. These items, which could materially affect the computation of forecasted GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of Oscar’s control. As such, any associated estimate and its impact on GAAP net loss could vary materially. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Metrics” below.
The foregoing statements represent management's current estimates as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

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Quarterly Conference Call Details
Oscar will host a conference call to discuss the financial results today, May 13, 2021 at 5:00 p.m. (ET). A live audio webcast and a supplemental presentation will be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA, a non-GAAP financial metrics, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including direct policy premiums, medical loss ratio, administrative expense ratio and other financial performance, and the related underlying assumptions, our business and financial prospects, general and healthcare industry market conditions and trends, and our management’s plans and objectives for future operations, expectations and business strategy. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.
Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impact of COVID-19 on global markets, economic conditions, the healthcare industry and our results of operations, and the response by governments and other third parties; our ability to retain and expand our member base; our ability to execute our growth strategy; our ability to maintain or enter into new partnerships or collaborations with healthcare industry participants; negative publicity, unfavorable shifts in perception of our digital platform or other member service channels; our ability to achieve and/or maintain profitability in the future; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended (collectively, the “ACA”) and any regulations enacted thereunder; our ability to accurately estimate our incurred claims expenses or effectively manage our claims costs or related administrative costs, including as a result of fluctuations in medical utilization rates due to the impact of COVID-19; our ability to comply with ongoing regulatory requirements and applicable performance standards, including as a result of our participation in government-sponsored programs, such as Medicare; changes or developments in the health insurance markets in the United States, including the passage and implementation of a law to create a single-payer or government-run health insurance program; our ability to comply with applicable privacy, security, and data laws, regulations, and standards; our ability to maintain key in-network providers and good relations with the physicians, hospitals, and other providers within and outside our provider networks, or to arrange for the delivery of quality care; unfavorable or otherwise costly outcomes of lawsuits and claims that arise from the extensive laws and regulations to which we are subject; unanticipated results of risk adjustment programs; delays in our receipt of premiums; disruptions or challenges to our relationship with the Oscar Medical Group; cyber-security breaches of our and our partners’ information and technology systems; unanticipated changes in population morbidity and large-scale changes in health care utilization; and the other factors set forth under the caption “Risk Factors” in our prospectus dated March 2, 2021, filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) and our other filings with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

About Oscar Health

Oscar Health, Inc.
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Oscar Health, Inc. (“Oscar”) is the first health insurance company built around a full stack technology platform and a relentless focus on serving its members. At Oscar, our mission is to make a healthier life accessible and affordable for all. Headquartered in New York City, Oscar has been challenging the health care system's status quo since our founding in 2012. The company’s member-first philosophy and innovative approach to care has earned us the trust of approximately 540,000 members as of March 31, 2021. We offer Individual & Family, Small Group and Medicare Advantage plans, and +Oscar, our full stack technology platform to others within the provider and payor space. Our vision is to refactor health care to make good care cost less. Refactor is a term used in software engineering that means to improve the design, structure, and implementation of the software, while preserving its functionality. At Oscar, we take this definition a step further. We improve our members’ experience by building trust through deep engagement, personalized guidance, and rapid iteration.

Investor Contact:
Cornelia Miller
VP of Investor Relations
ir@hioscar.com
917-397-0251

Media Contact:
Jackie Kahn
VP of Communications
comms@hioscar.com
202-538-0128

Source: Oscar Health, Inc.

Oscar Health, Inc.
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Oscar Health, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue
Premiums before ceded reinsurance	$610,099	$424,448
Reinsurance premiums ceded	(241,562)	(339,229)
Premiums earned	368,537	85,219
Investment income and other revenue	851	2,884
Total revenue	369,388	88,103

Operating Expenses
Claims incurred, net	268,048	84,216
Other insurance cost (including non-cash stock-based compensation expense of $9.7 million and $4.1 million as of March 31, 2021 and 2020, respectively)	79,837	40,904
General and administrative expenses (including non-cash stock-based compensation expense of $9.4 million and $4.0 million as of March 31, 2021 and 2020, respectively)	63,062	31,839
Federal and state assessments	30,515	22,297
Health insurance industry fee	—	4,813
Premium deficiency reserve release	(9,543)	(18)
Total operating expenses	431,919	184,051
Loss from operations	(62,531)	(95,948)
Interest expense	3,697	—
Loss on extinguishment of debt	20,178	—
Loss before income tax expense	(86,406)	(95,948)
Income tax provision	965	931
Net loss	$(87,371)	$(96,879)

Earnings (Loss) per Share
Net loss per share, basic and diluted	$(0.98)	$(3.36)
Weighted average common shares outstanding, basic and diluted	88,865,726	28,874,520

Oscar Health, Inc.
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Oscar Health, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	March 31, 2021	December 31, 2020
Assets:
Current Assets:
Cash and cash equivalents	$2,321,287	$826,326
Short-term investments	389,016	366,387
Premium and other receivables	75,851	65,322
Risk adjustment transfer receivable	37,765	31,157
Accrued investment income	1,445	1,862
Balances due from reinsurance programs	353,996	579,393
Total Current Assets	3,179,360	1,870,447
Property, equipment, and capitalized software, net	38,993	35,812
Long-term investments	329,597	325,740
Restricted deposits	26,449	26,478
Other assets	19,472	13,136
Net deferred tax asset	485	493
Total Assets	$3,594,356	$2,272,106

Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current Liabilities:
Benefits payable	$358,066	$311,914
Risk adjustment transfer payable	922,069	716,370
Premium deficiency reserve	75,029	84,571
Unearned premiums	71,946	71,904
Accounts payable and accrued liabilities	120,954	137,524
Reinsurance payable	260,055	343,313
Total current liabilities	1,808,119	1,665,596
Long-term debt	—	142,487
Warrant liabilities	—	15,005
Total liabilities	1,808,119	1,823,088
Commitments and contingencies
Convertible Preferred Stock, $0.00001 par value; 407,156,831 shares authorized; 400,904,302 shares issued and outstanding as of December 31, 2020	—	1,744,911
Stockholders' Equity (Deficit)
Preferred stock, $0.00001 par value; 82,500,000 shares authorized, none issued or outstanding as of March 31, 2021	—	—
Class A common stock, $0.00001 par value; 825,000,000 shares authorized, 172,060,630 shares issued and outstanding as of March 31, 2021	2	—
Class B common stock, $0.00001 par value; 82,500,000 shares authorized, 35,115,807 shares issued and outstanding as of March 31, 2021	—	—
Series A common stock, $0.00001 par value, 680,000,000 shares authorized; 8,291,917 issued and outstanding; Series B common stock, $0.00001 par value, 69,487,963 shares authorized; 23,162,654 shares issued and outstanding as of December 31, 2020; Series C common stock, $0.00001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2020	—	2
Treasury stock at (314,600 shares at March 31, 2021 and December 31, 2020)	(2,923)	(2,923)
Additional paid-in capital	3,303,031	133,255
Accumulated deficit	(1,514,477)	(1,427,106)
Accumulated other comprehensive income (loss)	604	879
Total Stockholders’ Equity (Deficit)	1,786,237	(1,295,893)
Total Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)	3,594,356	2,272,106

Oscar Health, Inc.
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Oscar Health Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(87,371)	$(96,879)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred tax	8	120
Net realized gain on sale of financial instruments	(113)	(654)
(Gain) loss on fair value of warrant expense	12,856	(860)
Depreciation and amortization expense	3,403	2,544
Amortization of debt issuance costs	329	—
Stock-based compensation expense	19,115	8,096
Investment amortization, net of accretion	1,074	155
Debt extinguishment loss	20,178	—
Changes in assets and liabilities:
(Increase) / decrease in:
Premium and other receivables	(10,529)	(75,271)
Risk adjustment transfer receivable	(6,608)	(11,151)
Accrued investment income	417	322
Balances due from reinsurance programs	225,397	(92,900)
Other assets	(6,336)	(14,823)
Increase / (decrease) in:
Benefits payable	46,152	96,423
Unearned premiums	42	(2,855)
Premium deficiency reserve	(9,542)	(18)
Accounts payable and accrued liabilities	(13,222)	15,461
Reinsurance payable	(83,258)	119,881
Risk adjustment transfer payable	205,699	158,759
Net cash provided by operating activities	317,691	106,350
Cash flows from investing activities:
Purchase of fixed maturity securities	(245,694)	(150,752)
Sale of investments	83,798	163,887
Maturity of investments	134,199	39,211
Purchase of property, equipment and capitalized software	(6,583)	(3,978)
Change in restricted deposits	—	(356)
Net cash (used in) provided by investing activities	(34,280)	48,012
Cash flows from financing activities:
Debt prepayment	(153,173)	—
Debt extinguishment costs	(12,994)	—
Proceeds from IPO, net of underwriting discounts	1,348,321	—
Offering costs from IPO	(9,447)	—
Proceeds from exercise of warrants and call options	9,191	—
Proceeds from exercise of stock options	29,652	442
Net cash provided by financing activities	1,211,550	442

Oscar Health, Inc.
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Increase in cash, cash equivalents and restricted cash equivalents	1,494,961	154,804
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	843,105	353,380
Cash, cash equivalents, restricted cash and cash equivalents—end of period	$2,338,066	$508,184

Cash and cash equivalents	$2,321,287	$491,711
Restricted cash and cash equivalents included in restricted deposits	16,779	16,473
Total cash, cash equivalents and restricted cash and cash equivalents	$2,338,066	$508,184

Supplemental Disclosures:
Interest payments	$3,553	$—

Non-cash investing and financing activities:
Conversion of redeemable convertible preferred stock to common stock upon initial public offering	$1,744,911	$—
Net exercise of preferred stock warrants to preferred stock upon initial public offering	$28,248	$—
Adjustment to fair value of preferred stock warrant liability upon initial public offering	$(13,243)	$—

Key Operating and Non-GAAP Metrics
We regularly review a number of metrics, including the following key operating and non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Members
Members are defined as any individual covered by one of our health plans. We view the number of members enrolled in our health plans as an important metric to help evaluate and estimate revenue and market share. Additionally, the more members we enroll, the more data we have, which allows us to improve the functionality of our platform.

Direct Policy Premiums
Direct policy premiums are defined as the premiums collected from our members or from the federal government during the period indicated, before risk adjustment and reinsurance. These premiums include APTC, or premium subsidies, which are available to individuals and families with certain annual incomes. Through March 31, 2021, APTC was available to those individuals and families with annual incomes between 100% and 600% of the federal poverty level in California and 100% and 400% of the federal poverty level in all other states under the ACA. Starting April 1, 2021, consumers enrolling in Individual health plans through a health insurance marketplace could take advantage of additional subsidies available under the American Rescue Plan, which caps premium payment at 8.5% of household income, and expands maximum coverage subsidies to anyone who received unemployment insurance benefits in 2021. We believe direct policy premiums are an important metric to assess our growth. We expect direct policy premiums will increase over time as we increase membership and continue to shift our member mix more towards higher value metal tiers like Silver and diversify across our product markets.

Medical Loss Ratio
Medical loss ratio is calculated as set forth in the table below. Medical claims are total medical expenses incurred by members in order to utilize health care services less any member cost sharing. These services include inpatient, outpatient, pharmacy, and physician costs. Medical claims also include risk sharing arrangements with certain of our providers. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the loss ratio of our costs to pay for health care of our members to the premiums before ceded reinsurance. We believe our member engagement engine and full stack technology platform will allow us to more efficiently manage total claims incurred. MLRs in our existing products are subject to various federal and state minimum requirements. Below is a calculation of our MLR for the periods indicated.

Oscar Health, Inc.
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	Three Months Ended
	March 31, 2021	March 31, 2020
	(in thousands)
Direct claims incurred before ceded quota share reinsurance (1)	$457,219	$345,509
Assumed reinsurance claims	1,777	(2)
Excess of loss ceded claims (2)	(4,736)	(4,935)
State reinsurance (3)	(2,343)	(904)
Net claims before ceded quota share reinsurance (A)	$451,917	$339,668

Premiums before ceded reinsurance	$610,099	$424,448
Excess of loss reinsurance premiums (4)	(2,935)	(5,547)
Net premiums before ceded quota share reinsurance (B)	$607,164	$418,901
Medical Loss Ratio (A divided by B)	74.4%	81.1%
1.See the Appendix to this release for a reconciliation of direct claims incurred to claims incurred, net appearing on the face of our statement of operations.
2.Represents claims ceded to reinsurers pursuant to an excess of loss treaty, for which such reinsurers are financially liable. We use excess of loss reinsurance to limit the losses on individual claims of our members.
3.Represents payments made by certain state-run reinsurance programs established subject to CMS approval under Section 1332 of the ACA.
4.Represents excess of loss insurance premiums paid.

InsuranceCo Administrative Expense Ratio
InsuranceCo Administrative Expense Ratio is calculated as set forth in the table below. The ratio reflects the costs associated with running our combined insurance companies. We believe InsuranceCo Administrative Expense Ratio is useful to evaluate our ability to lower our expenses as a percentage of premiums before ceded quota share reinsurance. Expenses necessary to run the insurance company are included in other insurance costs and federal and state assessments. These expenses include variable expenses paid to vendors and distribution partners, premium taxes and exchange fees, employee-related compensation, benefits, marketing costs, and other administrative expenses. Below is a calculation of our InsuranceCo Administrative Expense Ratio for the periods indicated.

	Three Months Ended
	March 31, 2021	March 31, 2020
	(in thousands)
Other insurance costs	$79,837	$40,904
Ceding commissions	19,306	35,026
Stock-based compensation expense	(9,695)	(4,086)
Health insurance industry fee	—	4,813
Federal and state assessment of health insurance subsidiaries	30,598	22,024
Health insurance subsidiary adjusted administrative expenses(A)	$120,046	$98,681

Premiums before ceded reinsurance	$610,099	$424,448
Excess of loss reinsurance premiums	(2,935)	(5,547)
Net premiums before ceded quota share reinsurance(B)	$607,164	$418,901
Insurance Co Administrative Expense Ratio(A divided by B)	19.8%	23.6%

InsuranceCo Combined Ratio

InsuranceCo Combined Ratio is defined as the sum of MLR and InsuranceCo Administrative Expense Ratio. We believe this ratio best represents the current overall performance of our insurance business for activities that can be compared to peers.

Adjusted EBITDA
Adjusted EBITDA is defined as net loss for the Company and its consolidated subsidiaries before interest expense, income tax expense, depreciation and amortization as further adjusted for stock-based compensation, warrant contract expense, changes in the fair value of warrant liabilities, and other non-recurring items as described below. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes

Oscar Health, Inc.
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that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

Management uses Adjusted EBITDA:
•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net loss or other financial statement data presented in our consolidated financial statements as indicators of financial performance.

	Three Months Ended
	March 31, 2021	March 31, 2020
	(in thousands)
Net loss	$(87,371)	$(96,879)
Interest expense	3,697	—
Income tax expense	965	931
Depreciation and amortization	3,403	2,544
Stock-based compensation/warrant expense (1)	31,972	7,236
Other non-recurring items (2)	21,076	—
Adjusted EBITDA	$(26,258)	$(86,168)
1.Represents (i) non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards, (ii) warrant contract expense, and (iii) changes in the fair value of warrant liabilities.
2.Represents debt extinguishment costs of $20.2 million incurred on the prepayment of the Company's Term Loan and approximately $0.9 million of non-recurring expenses incurred in connection with our initial public offering.

Oscar Health, Inc.
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Appendix

Oscar Health, Inc.
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Reinsurance Impact

	Three Months Ended
	March 31, 2021	March 31, 2020
	(in thousands)
Quota share ceded premiums	$(261,852)	$(352,163)
Quota share ceded claims	183,869	255,451
Ceding commission	19,306	35,026
Experience refund	23,225	18,481
Net quota share impact	$(35,452)	$(43,205)

The composition of total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total earned premiums in the consolidated statement of operations, is as follows:

	Three Months Ended
	March 31, 2021	March 31, 2020
	(in thousands)
Reinsurance premiums ceded, gross	$(264,787)	$(357,710)
Experience refunds	23,225	18,481
Reinsurance premiums ceded	(241,562)	(339,229)
Reinsurance premiums assumed	2,411	—
Total reinsurance premiums ceded and assumed	$(239,151)	$(339,229)

The Company records claims expense net of reinsurance recoveries. The following table reconciles the total claims expense to the net claims expense as presented in the consolidated statement of operations:

	Three Months Ended
	March 31, 2021	March 31, 2020
	(in thousands)
Direct claims incurred	$457,219	$345,508
Ceded reinsurance claims	(190,948)	(261,290)
Assumed reinsurance claims	1,777	(2)
Total claims incurred, net	$268,048	$84,216

The Company records selling, general and administrative expenses net of ceding commissions. The following table reconciles total other insurance costs to the amount presented in the consolidated statement of operations:

	Three Months Ended
	March 31, 2021	March 31, 2020
	(in thousands)
Other insurance costs, gross	$99,143	$75,930
Ceding commissions	(19,306)	(35,026)
Other insurance costs, net	$79,837	$40,904

The Company records reinsurance recoverables as “balances due from reinsurance programs” within current assets on its consolidated balance sheets. The composition of the reinsurance recoverables balance is as follows:

Oscar Health, Inc.
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	March 31, 2021	December 31, 2020
	(in thousands)
Ceded reinsurance claim recoverables	$307,943	$435,331
Reinsurance ceding commissions	27,469	41,586
Experience refunds on reinsurance agreements	18,584	102,476
Balances due from reinsurance programs	$353,996	$579,393